UNITED STATES

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Cypress Semiconductor Corporation

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On June 11, 2017, Cypress Semiconductor Corporation (the “Company”) issued the following press release.   The press release was also posted by the Company to www.KeepCypressMovingForward.com.

Cypress Executive Chairman Ray Bingham Steps Down from Board

Dr. W. Steve Albrecht Appointed Chairman

Cypress Urges Stockholders to Vote the WHITE Proxy Card FOR its Highly Qualified and Experienced Director Nominees to Keep Cypress Moving Forward

SAN JOSE, Calif., June 11, 2017 – Cypress Semiconductor Corporation (“Cypress”) (NASDAQ: CY) today announced that Executive Chairman Ray Bingham has tendered his resignation as Executive Chairman and is stepping down from the Board of Directors.  He also notified the Board that he was declining to stand for re-election at the Annual Meeting.  The Board has accepted his decision.  In addition, Eric Benhamou has stepped down as Lead Independent Director.  He will remain on the Board.  In response to these developments, the Board of Directors has appointed current independent director W.  Steve Albrecht as its new Chairman.  As a world-renowned expert in the field of corporate governance, the Board unanimously decided that Steve is the right person for the job.  Finally, the independent members of the Cypress Board decided, given CEO Hassane El-Khoury’s superior performance, there is no longer a need for the Executive Chairman role.  All of these changes are effective immediately.

“It has been a great privilege to serve as Chairman of Cypress’ Board of Directors and most recently Executive Chairman, alongside some of the smartest minds in the business, at such an important time in Cypress’ history,” said Bingham.  “In the last year, we have accomplished a great deal, including removing an underperforming CEO who was no longer right for the Company, and appointing a dynamic CEO who I believe will continue to lead the Company upward and implement the successful turnaround driven by the Cypress 3.0 strategy.  While it saddens me to leave the Board at such a time, I believe that the nature of this proxy contest has become a distraction to the Company and the management team’s ability to fully execute Cypress 3.0 – the strategy that is putting Cypress back on track.  I wish Hassane, his team and the Board members all the best in the future and look forward to watching them accomplish great things in the months and years to come.”

“On behalf of the full Board, I want to thank Ray for his years of contributions to Cypress,” said W. Steve Albrecht, Chairman of Cypress.  “His extensive experience and deep industry knowledge played an enormous part in the turnaround that started with the removal of T.J. Rodgers as CEO and member of the Board and culminated with the appointment of Hassane as the new CEO and his formulation and execution of the Cypress 3.0 strategy.  The Board and I remain as committed and as focused as ever to good corporate governance, driving growth and creating value for all of our stockholders.  I’m honored to take on the role and responsibility of Chairman and pledge to serve in the best interests of all Cypress’ stakeholders through my service on the Board.  I am also grateful that Eric Benhamou will continue to serve on the Board.  He brings a wealth of experience that is highly relevant to our new 3.0 strategy.”

Background of Dr. W. Steve Albrecht

Dr. Albrecht, who is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow, is highly acclaimed in the corporate governance field, having chaired the audit committee and served on the nomination/governance committee of nearly every board he has served on.  Dr. Albrecht also teaches the MBA corporate governance and board of directors’ class at Brigham Young University (“BYU”) and has authored a text on corporate governance and boards of directors.  Albrecht has done extensive research and writing on financial reporting, business fraud, ethics and corporate governance.  His research has resulted in the publication of over one hundred and twenty-five articles in professional and academic journals.  He is the author or co-author of over 25 books or monographs, several of which are on fraud, integrity, financial and managerial accounting and corporate governance/boards of directors.  Dr. Albrecht is also a certified public accountant, certified internal auditor and certified fraud examiner with extensive experience in controls and financial accounting matters, with a particular expertise in multinational companies.

Dr. Albrecht has served on the boards of directors of four public companies and five private companies.  In addition to Cypress Semiconductor, he currently serves on the Boards of Directors of Red Hat, Inc. (NYSE: RHT) and SkyWest, Inc. (NASDAQ: SKYW).  At BYU, Dr. Albrecht is the Gunnel Endowed Professor in the Marriott School of Management and a BYU Wheatley Fellow.  Prior to BYU, he taught at Stanford University and the University of Illinois and served as a trustee for both the Financial Accounting Foundation (which oversees the FASB) and COSO (the organization that established the internal control framework used by corporations).  He has consulted with numerous corporations and has been an expert witness in 37 fraud cases, including many of the largest financial statement fraud cases in the United States.  In 2006, Dr. Albrecht was named by Utah Business as one of its first class of top five corporate directors in the state of Utah.  In 2013 he was included in the NACD Directorship 100, being named one of the top 50 Corporate Directors in America.  Later this month, Dr. Albrecht will receive the Lifetime Outstanding Director Award in the State of Utah.

Further information on Dr. Albrecht’s experience and accomplishments can be accessed through http://www.keepcypressmovingforward.com/board-of-directors/.

All Cypress Directors other than Mr. Bingham are candidates for election at its 2017 Annual Meeting of Stockholders, which will be held on June 20, 2017 at 10:00 a.m. Pacific Daylight Time.  Stockholders of record as of April 18, 2017 will be entitled to vote at the meeting.

Cypress urges stockholders to vote the WHITE proxy card FOR the Company’s highly qualified and experienced nominees, to support management, who together with this board play a critical role in the successful execution of our Cypress 3.0 strategy.

If you have any questions, or need assistance voting your
WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Telephone: (212) 297-0720

Toll-Free: (877) 285-5990

Email: cyinfo@okapipartners.com

About Cypress

Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products.  Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first.  Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories.  To learn more, go to www.cypress.com.

Forward-Looking Statements

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to statements related to: our Cypress 3.0 strategy; the composition of our Board of Directors; our 2017 Annual Meeting of Stockholders; the Company’s financial and operational performance; our corporate governance policies and practices; and our plans to file certain materials with the SEC. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to:  the uncertainty of litigation; our ability to execute on our Cypress 3.0 strategy; global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions; our ability to attract and retain key personnel; and other risks and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Contacts:

For Media:

Sard Verbinnen & Co

John Christiansen/Ron Low

(415) 618-8750

cypress-svc@sardverb.com

For Investors:

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Tony Vecchio

(877) 285-5990

info@okapipartners.com